SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    March 1, 2018

AARON’S, INC.
(Exact name of Registrant as Specified in Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Galleria Parkway SE, Suite 300 Atlanta, Georgia	30339-3194
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (678) 402-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01     REGULATION FD DISCLOSURE.

John W. Robinson III, President and Chief Executive Officer of Aaron’s, Inc. (the “Company”) and a member of the Company’s Board of Directors, Steven A. Michaels, Chief Financial Officer and President of Strategic Operations of the Company, Robert W. Kamerschen, Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary of the Company, Ryan K. Woodley, Chief Executive Officer of the Company’s Progressive Leasing division, and Curtis L. Doman, Chief Product Officer of the Progressive Leasing division and a member of the Company’s Board of Directors, each expect to enter into individual sales plans pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (each a “10b5-1 Sales Plan”). The purpose of each of the 10b5-1 Sales Plans will be to provide investment diversification and liquidity for each of the foregoing executives, as well as to assist with their overall tax and financial planning. Once executed, each sale transaction will be disclosed publicly through a Form 4 filing with the Securities and Exchange Commission.
In addition, and in connection with its recently authorized $500 million share repurchase program, during calendar year 2018, the Company anticipates entering into one or more purchase plans pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (each a “10b5-1 Purchase Plan”) to repurchase Company common stock. Because any repurchases under a 10b5-1 Purchase Plan will be subject to certain pricing parameters, there is no guarantee as to the exact number of shares that will be repurchased, or that there will be any repurchases at all pursuant to any 10b5-1 Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.
	By:	/s/ Steven A. Michaels
Steven A. Michaels
Chief Financial Officer and
Date: March 1, 2018		President of Strategic Operations